Exhibit 23.2
Consent Letter from Independently Registered Public Accountants
MRV Communication, Inc.
20415 Nordhoff Street,
Chatsworth, CA 91311
U.S.A.
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2007, relating to the consolidated financial statements of Fiberxon, Inc., as of December 31, 2006 and 2005 and for the three-year period ended December 31, 2006, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Shenzhen Dahua Tiancheng CPAs
May 5, 2008